     Heller Financial Reports Seventh Consecutive Year of Record Earnings,
     ---------------------------------------------------------------------
        Record New Business Volume and Credit Quality Drive Performance
        ---------------------------------------------------------------

Chicago--(January 20, 2000)--Heller Financial, Inc. (NYSE: HF) today reported record net income of $110 million for the fourth quarter of 1999, an increase of 134 percent over fourth quarter 1998. For the twelve months ended December 31, 1999, net income was a record $284 million, an increase of 47 percent over the prior year. Net income applicable to common stock was $103 million for the quarter and $256 million for the year, increases over the prior year periods of 151 percent and 49 percent, respectively. Pro forma diluted earnings per share were $1.06 for the fourth quarter and $2.74 for the year, 130 percent and 43 percent increases, respectively.

     Net income includes a one-time after-tax gain of $48 million relating to the fourth quarter sale of the assets of our Commercial Services unit. Excluding the effect of this transaction, net income was $62 million for the quarter and $236 million for the year, increases of 32 percent and 22 percent, respectively, over the prior year periods. Net income applicable to common stock, adjusted to reflect the impact of the gain, was $55 million for the three months and $208 million for the year, increases of 34 percent and 21 percent, respectively, over the prior year periods. Excluding the gain from the sale of the assets of the Commercial Services unit, pro forma diluted earnings per share were $0.56 for the fourth quarter and $2.23 for the year, 22 percent and 17 percent increases, respectively. The earnings growth for the fourth quarter and the year was driven by record new business volume, improvement in operating margins and continued strong performance in the credit quality of Heller's portfolio.

     "We are proud to announce our seventh consecutive year of record earnings," said Chairman and Chief Executive Officer Richard J. Almeida. "These results highlight the power of our business franchise and the tremendous efforts of all of our employees. Additionally, our leadership positions in growth markets provide the momentum for our continued success."

     Highlights included:

     New business volume totaled $2.7 billion for the quarter and a record $8.1 billion for the year. Heller's new business volume grew 80 percent for the quarter and 12 percent for the year, with particular strength in Heller Corporate Finance, Heller Real Estate Finance, and Heller Leasing Services. As of December 31, 1999, Heller's total lending assets and investments grew to $16.8 billion, a 25 percent increase over December 31, 1998.

     Operating revenues for the quarter were $265 million, a 28 percent increase over fourth quarter 1998. Operating revenues were $952 million for the year, up 22 percent over 1998. The strong growth in operating revenues was driven by Heller's multiple revenue sources, as both interest and non-interest income increased. Net interest income increased 35 percent for the quarter and 21 percent for the year compared to the prior year period, due to improvement in net interest margins and growth in the Company's portfolio of lending assets. Non-interest income increased 21 percent for the quarter and 22 percent for the year, driven by recurring fee income and net investment gains.

     Heller's operating margin improved to 6.8 percent for the quarter and 7.0 percent for the full year, up from 6.6 percent for the respective prior year periods. Net interest margin improved to 3.8 percent for the fourth quarter and for the year, increases over the prior year periods from 3.5 percent and 3.6 percent, respectively.

     Credit quality in Heller's portfolio remained strong. Net writedowns totaled $31 million during the quarter, or 0.8 percent of average lending assets. Full year net writedowns totaled $98 million, or 0.7 percent of average lending assets, consistent with Heller's target level. Heller's nonearning assets were 1.5 percent of total lending assets, down from 1.8 percent at December 31, 1998, and favorable to Heller's target range of two to four percent. The Company's loan loss reserve at the end of the year was 2.1 percent of receivables, and remains in excess of 100 percent of nonearning receivables.

     Operating expenses totaled $131 million for the fourth quarter and $456 million for the full year, increases of 20 percent and 14 percent respectively. Excluding the effect of acquisitions and divestitures, operating expenses increased 8 percent for the quarter and 1 percent for the year, as compared with prior year periods. Heller's efficiency ratio was 49 percent for the fourth quarter and 48 percent for the year, in line with the Company's 1999 goal of 48 percent.

     The Board of Directors of the Company has determined that the Annual Meeting of the Shareholders of the Company will be held on May 4, 2000. The record date for purposes of voting at the meeting will be March 10, 2000.

     Heller Financial, Inc., is a worldwide commercial finance company providing a broad range of financing solutions to middle-market and small business clients. With nearly $18 billion in total assets, Heller offers equipment financing and leasing, sales finance programs, collateral- and cash flow-based financing, financing for healthcare companies and financing for commercial real estate. The company also offers trade finance, factoring, asset-based lending, leasing and vendor finance products and programs to clients in Europe, Asia, Australia and Latin America. Heller's common stock is listed as "HF" on the New York and Chicago Stock Exchanges. Heller can be found on the World Wide Web at http://www.hellerfinancial.com.

     The statements made by the Company in this news release may include certain forward-looking statements that reflect the Company's current expectations regarding its future growth, results and performance. These forward-looking statements are subject to a variety of risks and uncertainties, which could cause the Company's future growth, results and performance to differ materially from those expressed in, or implied by, these statements. Information concerning these risks and uncertainties is contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in millions)

                                     ASSETS

                                               December 31,   December 31,
                                                   1999           1998
                                               -------------  -------------
                                                (unaudited)     (audited)
Cash and cash equivalents....................       $   516        $   529

Receivables..................................        14,795         11,854
Less: Allowance for losses of receivables....           316            271
                                                    -------        -------

     Net receivables.........................        14,479         11,583

Investments..................................         1,794          1,338
Investments in international joint ventures..           219            235
Other assets.................................           965            681
                                                    -------        -------

     Total assets............................       $17,973        $14,366
                                                    =======        =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Senior debt
 Commercial paper and short-term borrowings......   $ 5,202        $ 3,681
 Notes and debentures............................     8,630          6,768
                                                    -------        -------

     Total senior debt...........................    13,832         10,449

Credit balances of factoring clients.............       993          1,441
Other payables and accruals......................       790            504
                                                    -------        -------

     Total liabilities...........................    15,615         12,394

Minority interest................................        11             10

Stockholders' equity
  Preferred stock................................       400            400

  Common stockholders' equity....................     1,947          1,562
                                                    -------        -------

     Total stockholders' equity..................     2,347          1,962
                                                    -------        -------

     Total liabilities and stockholders' equity..   $17,973        $14,366
                                                    =======        =======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (in millions, except per share information)

                                                             Three Months Ended                   Twelve Months Ended
                                                                December 31,                         December 31,
                                                    ------------------------------------  -----------------------------------
                                                           1999               1998              1999              1998
                                                    ------------------  ----------------  ----------------  -----------------
                                                       (unaudited)        (unaudited)       (unaudited)         (audited)
Interest Income....................................             $ 352             $ 271            $1,197             $1,047

Interest Expense...................................               204               161               685                624
                                                                -----             -----            ------             ------

  Net interest income..............................               148               110               512                423

Fees and other income..............................                77                55               286                206

Factoring commissions..............................                30                34               119                124

Income of international joint ventures.............                10                 8                35                 30
                                                                -----             -----            ------             ------

  Operating revenues...............................               265               207               952                783

Operating expenses.................................               131               109               456                399

Provision for losses...............................                41                18               136                 77

Gain on sale of Commercial Services assets.........                79                 -                79                  -

Restructuring charge...............................                 -                17                 -                 17
                                                                -----             -----            ------             ------

  Income before income taxes and minority interest
   interest........................................               172                63               439                290

Income tax provision...............................                62                15               154                 93

Minority interest..................................                 -                 1                 1                  4
                                                                -----             -----            ------             ------

  Net income.......................................             $ 110             $  47            $  284             $  193
                                                                =====             =====            ======             ======

  Dividends on preferred stock.....................             $   7             $   6            $   28             $   21
                                                                =====             =====            ======             ======
    Net income applicable to common stock..........             $ 103             $  41            $  256              $  172
                                                                =====             =====            ======             ======
    Basic net income applicable to common stock per
    share (1)......................................             $1.06             $0.46            $ 2.75             $ 2.23
                                                                =====             =====            ======             ======
    Diluted net income applicable to common stock
    per share (1)..................................             $1.06             $0.46            $ 2.74             $ 2.23
                                                                =====             =====            ======             ======
    Pro forma basic net income applicable to common
    stock per share (1)............................             $1.06             $0.46            $ 2.75             $ 1.92
                                                                =====             =====            ======             ======
    Pro forma diluted net income applicable to
    common stock per share (1).....................             $1.06             $0.46            $ 2.74             $ 1.91
                                                                =====             =====            ======             ======
    Pro forma diluted net income applicable to
    common stock per share, net of gain on sale of
    Commercial Services assets (1) (2).............             $0.56             $0.46            $ 2.23             $ 1.91
                                                                =====             =====            ======             ======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                                  (unaudited)

SELECTED DATA AND RATIOS                             Three Months Ended                Twelve Months Ended
(dollars in millions)                                   December 31,                       December 31,
                                                ----------------------------       ----------------------------
                                                    1999           1998                1999           1998
                                                -------------  -------------       -------------  -------------

Profitability:
--------------
Net income applicable to common stock per
 share (actual) (1):
  Basic                                                $1.06          $0.46               $2.75          $2.23
  Diluted                                               1.06           0.46                2.74           2.23

Pro forma net income applicable to common
 stock per share (1):
  Basic                                                 1.06           0.46                2.75           1.92
  Diluted                                               1.06           0.46                2.74           1.91

Pro forma net income applicable to common
 stock per share, net of HCS gain (1) (2):
  Basic and Diluted                                     0.56           0.46                2.23           1.91

Return on average common stockholders'
 equity (3)                                             21.5%          10.6%               14.9%          12.4%

Return on average common stockholders'
 equity, net of HCS gain (2) (3)                        11.5%          10.6%               12.1%          12.4%

Return on AFE (4)                                        2.8            1.5                 2.1            1.6

Return on AFE, net of HCS gain                           1.6            1.5                 1.7            1.6

Net interest income as a percentage of AFE
 (4)                                                     3.8            3.5                 3.8            3.6

Non-interest operating revenues as a
 percentage of AFE (4)                                   3.0            3.1                 3.2            3.0

Total operating revenues as a percentage of
 AFE (4)                                                 6.8            6.6                 7.0            6.6

Operating expenses as a percentage of
 AFE (4)                                                 3.4            3.5                 3.3            3.4

Operating expenses to operating revenues                49.4           52.7                47.9           51.0

Operating expenses to AMA (5)                            3.1            3.2                 3.0            3.1

Gross writedowns                                       $  36          $  75               $ 116          $ 145

Gross recoveries                                       $   5          $   5               $  18          $  64

                                                        December 31,                            December 31,
                                                            1999                                    1998
                                                        ------------                            ------------
Credit Quality:
---------------
Ratio of earning loans delinquent 60 days or more
 to receivables                                              1.5%                                     1.6%


Ratio of total nonearning assets to total lending
 assets                                                      1.5%                                     1.8%


Ratio of net writedowns to average lending assets
                                                             0.7%                                     0.7%

Ratio of allowance for losses of receivables to
 receivables                                                 2.1%                                     2.3%


Ratio of allowance for losses of receivables to
 nonearning receivables                                      155%                                     130%


                                                  Three Months Ended             Twelve Months Ended
                                                      December 31,                    December 31,
                                                  ----------------------         ----------------------
                                                    1999          1998              1999         1998
                                                    ----          ----              -----        -----
Leverage:
---------
Ratio of debt (net of short-term investments)
 to total stockholders' equity                         5.8x        5.2x             5.8x          5.2x

Ratio of commercial paper and short-term
 borrowings to total debt                               38%         35%              38%           35%

Other: (dollars in millions)
----------------------------

Total lending assets and investments               $16,832      $13,430         $16,832       $13,430

Average lending assets                              14,712       12,326          13,235         11,506

Total common stockholders' equity                    1,947        1,562           1,947          1,562

Average common stockholders' equity                  1,904        1,539           1,715          1,392

Funds employed (4)                                  15,839       11,989          15,839         11,989

Average funds employed (4)                          15,382       12,379          13,636         11,814

Managed assets (5)                                  17,202       13,664          17,202         13,664

Average managed assets (5)                          16,684       13,598          14,963         13,007

(1) Based on 97,325,000 basic and 97,492,000 diluted weighted average shares of common stock outstanding for the quarter ended December 31, 1999 and 93,158,000 basic and 93,274,000 diluted weighted average shares of common stock outstanding for the twelve months ended December 31, 1999. The diluted weighted average shares as of December 31, 1999, include the effect of 3.2 million stock options issued to management of the Company.
(2) On November 30, 1999, we sold the assets of our Commercial Services unit to the CIT Group. This transaction resulted in an after-tax gain of $48 million.
(3) Return on average common stockholders' equity is computed as net income less preferred stock dividends paid, divided by average total common stockholders' equity.
(4) Funds employed include lending assets and investments, less credit balances of factoring clients.
(5) Managed assets include funds employed plus receivables previously securitized or sold and currently managed by the Company.

LENDING ASSETS AND INVESTMENTS

                                                            December 31,         September 30,        December 31,
BY BUSINESS SEGMENT                                            1999                 1999                 1998
                                                         -----------------    -----------------    -----------------
(dollars in millions)
Domestic Commercial Finance Segment
       Corporate Finance                                       $ 4,937              $ 4,748              $ 3,722
       Leasing Services                                          3,428                3,110                2,840
       Real Estate Finance                                       2,626                2,337                1,889
       Small Business Finance                                    1,312                1,165                1,013
       Commercial Services*                                          -                  977                  401
       Healthcare Finance                                          971                  852                  217
       Other                                                       518                  516                  687
                                                               -------              -------              -------
Total Domestic Commercial Finance Segment                      $13,792              $13,705              $10,769
International Factoring and Asset Based
  Finance Segment                                                3,040                2,762                2,661
                                                               -------              -------              -------
Total lending assets and investments                           $16,832              $16,467              $13,430
                                                               =======              =======              =======

* On November 30, 1999, we sold the assets of our Commercial Services unit to The CIT Group.

FEES AND OTHER INCOME
(dollars in millions)                               Three Months Ended                 Twelve Months Ended
                                                       December 31,                        December 31,
                                            ----------------------------------  ----------------------------------
                                                  1999              1998              1999              1998
                                            ----------------  ----------------  ----------------  ----------------

Factoring commissions                            $  30             $  34             $ 119             $ 124
Income of international joint ventures              10                 8                35                30
Fees and other income:
   Fee income and other                             39                24               131                95
   Investment and asset sale income**               38                31               155               111
                                                 -----             -----             -----             -----
     Total fees and other income                 $  77             $  55             $ 286             $ 206
                                                 -----             -----             -----             -----
     Total non-interest income                   $ 117             $  97             $ 440             $ 360
                                                 =====             =====             =====             =====

** Includes gains on securitizations, syndications and loans sales, net investment gains, equipment residual gains and participation income.

SUMMARY OF NET INCOME EXCLUDING COMMERCIAL SERVICES GAIN
(dollars in millions)
                                                               Three Months Ended           Twelve Months Ended
                                                                December 31, 1999            December 31, 1999
                                                            -------------------------    -------------------------
Net income                                                            $110                         $284
Pre-tax gain on sale of Commercial Services assets                     (79)
Income tax provision on Commercial Services gain                        31                           31
                                                                      ----                         ----
 Net income excluding gain on sale of Commercial
  Services assets                                                       62                          236

 Dividends on preferred stock                                           (7)                         (28)
                                                                      ----                         ----
  Net income applicable to common stock excluding
   gain on sale of Commercial Services assets                         $ 55                         $208
                                                                      ====                         ====